SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 21, 2004

LAS VEGAS SANDS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-42147	04-3010100
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH
LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 414-1000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        On July 29, 2004, the Company acquired all of the capital stock of Interface Group Holding Company Inc. (Interface Holding) from its principal stockholder in exchange for the issuance to the principal stockholder of 220,370 additional shares of its common stock. Interface Holding indirectly owns the Sands Expo and Convention Center and holds the $252.6 million Redeemable Preferred Interest in Venetian Casino Resort, LLC. The Company accounted for this acquisition as a reorganization of entities under common control, in a manner similar to a pooling-of-interests.

        On October 12, 2004 the Company filed on a Form 8-K the audited consolidated financial statements of Interface Holding for the year ended December 31, 2003, the report of independent auditors related thereto, and the unaudited consolidated financial statements as of June 30, 2004, and for the six months ended June 30, 2003 and 2004 of Interface Holding.

        Pursuant to the requirements of APB 16, the Company is filing as Exhibit 99.1 summary financial information set forth under Section 1-02(bb) of Regulation S-X for the first one month of combined operations.

        The financial information filed herewith only covers the first one month of combined operations as required by APB 16. Accordingly, these results are not indicative of the results of operations of the Company to be expected any other month, for the third quarter of 2004, or for any other future period, and should not be relied upon as such.

Item 9.01 Financial Statements and Exhibits.

        Exhibit 99.1 - Summary financial information (unaudited).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

        Dated: October 21, 2004

LAS VEGAS SANDS, INC. By: /s/Harry D. Miltenberger —————————————— Name: Harry D. Miltenberger Title: Chief Accounting Officer, Vice President-Finance

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Summary financial information (unaudited)